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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Mitek Systems, Inc. on Form S-8 of our report dated December 8, 2000 (March 1, 2001 as to Note 5), appearing in the Annual Report on Form 10-K/A of Mitek Systems, Inc. for the year ended September 30, 2000.


/s/ Deloitte & Touche LLP

San Diego, California
March 29, 2001